TRANSLATION

     JUDr. Jaroslava Mala, public attorney, residing in Most, Moskevska 1/14

 .....................................................................Page one

                                                                    NZ 392/96
                                                                     N 403/96

                                   COUNTERPART

                                 NOTARIAL RECORD

written this eighteen day of December nineteen hundred and ninety six in front of me, JUDr. Jaroslava Mala, public notary, with office in Most, in the office of the public notary in Most, Moskevska 1/4.-----------------------------------

Present are the participants who have declared that they are fully competent to undertake all legal acts and whose identity was proved by valid official identity documents, namely:

1) Josef Vanzura, birth certificate number 43.06.08/102, residing in Jirkov, 5. kvetna 1512, General Manager of Severoceske teplarny, a.s. with registered office in Most, J. Seiferta 2179, Chairman of the Board of Directors of this joint-stock company, identification number 46708065,-------------------------------------------------------------

2) Ing. Miroslav F i s e r, birth certificate number 41.10.01/094, residing in Praha Bohnice, Lindavska 785, member of the Board of Directors of Severoceske teplarny, a.s.-------------------------------

have made in front of me, public notary,
                        the following s t a t e m e n t.

F i r s t: "We declare hereby that Severoceske teplarny, a.s. with registered office in Most, J. Seiferta 2179, on the basis of agreements on ownership interest transfer of September 24, 1996, have become starting by September 24, 1996, a sole partner of the SCT SoftMaker s.r.o. business company with registered office in Most, J. Seiferta 2179, which was founded by agreement on October 25, 1994 and is recorded in the Commercial Register held with the Regional Court in Usti nad Labem in Section C, insert number 7898.
-------------------------------------------------------------------------------
Considering the aforesaid, Severoceske teplarny a.s. as a sole partner of the above given SCT SoftMaker s.r.o. business company decided to cancel the original version of the Partnership Agreement and to replace it by a new version. The complete text of the Partnership Agreement constitutes Appendix I of this notarial record".--------------------------------------------------------------

S e c o n d: I affirm the above given statement of both Board of Directors members of Severoceske teplarny a.s.-------------------------------------------





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                                    Page two

About the aforesaid, this notarial record was written out by me, public notary, read to the present participants, approved by them and signed in their own hands. ------------------------------------------------------------------------


                                                L. S. JUDr.  Jaroslava Mala
                                                public notary s.s.

Severoceske teplarny
Joint stock company
Vanzura s.s. Fiser s.s.










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                                                                    Appendix I



                      CHANGES IN THE PARTNERSHIP AGREEMENT


         Severoceske teplarny, a.s. with registered office in Most, J. Seiferta 2179, company identification number 46708065, on the basis of agreements on ownership interest transfer of 9/24/1996 have become, starting by 9/24/1996, a sole partner of the SCT SoftMaker s.r.o. business company with registered office in Most, J. Seiferta 2179, which was founded on 10/25/1994 and recorded in the Commercial Register held with the Regional Court in Usti nad Labem in Section C, insert number 7898. -----------------------------------------------------------

         Considering the aforesaid, Severoceske teplarny a.s. as a sole partner of the above given SCT SoftMaker s.r.o. business company decided to cancel the original version of the partnership agreement and to replace it by the following new version:


                                       I.
                                 Commercial Name

         The commercial name of the company is as follows: SCT SoftMaker s.r.o.


                                       II.
                                Registered Office

         The registered office of the company is as follows: Most, J. Seiferta 2179.


                                      III.

                        Operational Period of the Company

         The company has been established for an indefinite period of time.


                                       IV.
                          Object of Business Activity


         - providing of software (sale of programs made to order);

         - business activity - purchase of goods to be sold and sale of goods.




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                                       V.
                               Registered Capital

         The company's registered capital is 200,000 CZK (in words two hundred thousand Czech Crowns). The registered capital includes a sole partner's contribution and is hereby totally paid up by this partner.


                                       VI.
                                 Company Bodies

         The company bodies are the general meeting and an executive. The supervisory board has not been established. The sole partner performs the general meeting activity. The company has one executive. The company's executive is:

         Mr. Zdenek T a p s i k, born January 13, 1973, birth certificate number 73 01 13/2828, residing in Bilina, Teplicka 598/3.

1. The executive is a statutory body of the company. In the company's name, he performs all the legal acts and manages its business activities. He performs the written acts in the name of the company in such a way that he puts his signature, as well as his position, to the printed or written name of the company.

2. The executive shall make arrangements for the proper keeping of accounting and prescribed records.

3. The executive is obliged to inform the partner of all company's matters.

4. The term of office of the executive is five years. The person who performed the executive's post, may be into this position nominated repeatedly.

5. The sole partner, performing the General Meeting activity, may recall the executive any time.

6. Prohibition of Competitive Conduct stipulated in Section 136 of the Commercial Code applies to the executive in full extent.


                                      VII.
                               Ownership Interest

The only partner is entitled to transfer his ownership interest partially or completely to the third person.




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                                      VIII.

                                  Reserve Fund

The company creates a reserve fund in accordance with provisions of Section 124 of the Commercial Code.

                                       IX.

                               Financial Statement

         The company prepares an annual financial statement in accordance with relevant legal regulations. The annual financial statement approved by the sole partner performing the General Meeting's activity is a basis for the sole partner's decision on profit distribution of the company.

                                       X.

                              Company's profit use

         The net profits of the company attained according to the annual financial statement, i.e. the profits left after taxes and fees payments, are used according to the decision of the sole partner in the following order of priority:

         a)  for the allotment to the Reserve Fund of the company
         b) for the allotment into other company's funds, if they are established
         c)  for other purposes in accordance with the sole partner's decision.


                                       XI.

                    Winding-Up and Dissolution of the Company

         Winding-up and  dissolution of the company is governed by provisions of
Section 68, as subsequently amended, of the Commercial Code.


                                      XII.

                                Final Provisions

         In all matters not detailed by this agreement, the legal relations of the company, its bodies and the relations between the company and its sole partner are governed by relevant provisions of the Commercial Code.